CONTRACT TO PURCHASE MINING PROPERTY

         This agreement is entered into on this 18th day of November 1998, between ORA Management, LLC of 2706 Ankeny Way, Rock Springs, Sweetwater County, Wyoming, referred to as buyer, and Nugget Exploration, Inc. and or assigns of 815 South Durbin, Casper, Natrona County, Wyoming, a Nevada Corporation referred to as seller.

                                   SECTION ONE

                                    RECITALS

            1. Seller is the owner of certain real property located and described in Attachment A, Fremont County, Wyoming. This property is referred to as the property. A map of the property is attached as Attachment B and incorporated herein by reference.

         2. Certain buildings and mining equipment are included with the property.

         3. Buyer desires to purchase and seller desires to sell the property, together with all equipment, houses and other material, excluding any personal property belonging to the caretaker. Caretaker (if he is living on the property at the time of sale) shall be given written notice to vacate by the Buyer. Caretaker shall have thirty (30) days to vacate the property after receipt of written notice to vacate from the Buyer.

                                   SECTION TWO

                                    AGREEMENT

         In consideration of the mutual covenants contained in this agreement and other and further consideration, the receipt and sufficiency of which is acknowledged, seller agrees to sell to buyer, and buyer agrees to purchase from seller, the property, subject to all liens and encumbrances of record as shown on Attachment A which is attached and incorporated by reference, together with the buildings and equipment located on the property for the following price and on the following terms and conditions:

         1. Purchase Price. The purchase price shall be the sum of Six Hundred and Fifty Thousand Dollars ($650,000.00) allocated as follows:

         2. Prior to close of escrow, buyer shall pay to seller a cash down payment of Five Thousand Dollars ($5,000.00) which shall be held by Teton Shadows Realty in their escrow account until the time of closing. This deposit shall be deemed non-refundable 30 calendar days after this contract is signed by the buyer. The unpaid balance of the purchase price, Six Hundred and Forty Five Thousand Dollars ($645,000.00) shall be paid at the time of closing.

         3. This agreement includes, without limitation, the minerals; mining rights and other rights in the land as are particularly described in a deed from Timbabah Mining Company to Nugget Exploration Company Inc. recordedJuly 13, 1981 [in Book 162 of Deeds, at page 741, in the office of the County Recorder of Fremont County]. Seller does not warranty that this property can be used for any particular purpose. The Seller will transfer all rights that it has in the property to the Buyer at the time of closing.

         4. The purchase price of the land is Six Hundred and Fifty Thousand Dollars in immediately available funds, payable in full on execution and delivery of a deed to the land by seller as provided in this agreement.

         5. At the request of buyer, which request may be made at such time as buyer may deem appropriate, but not later than January 4, 1999, seller shall execute and deliver a deed conveying to buyer in fee simple, all minerals, mining rights and other rights of seller in and to the land, free from all liens and encumbrances, excepting the Willowbrook Ranch grazing right. Taxes will be prorated as of the date of closing.

         6. If Seller cannot convey marketable title to the land to buyer by January 4, 1999, buyer may cancel this agreement. However, buyer may extend the time limit for any reasonable time required to permit the perfecting of the title.

         7. The sale of this property does not include the surface grazing right granted to Willowbrook Ranch Company by Timbabah Mining Company. Buyer
understands that the use of this property is subject to the surface grazing right. Buyer has seen a copy of the ORDER issued by District Court of Fremont County, Wyoming, Ninth Judicial District, Civil Action No. 26862 regarding this surface grazing right and the Conclusion by the Supreme Court of Wyoming that the District Court did not err when it granted in favor of Nugget Exploration, Inc. reserving all minerals and mineral rights in the property itself to Nugget Exploration Inc.

         8. Escrow. Within three (3) days after the execution of this agreement, buyer and seller will open an escrow for this transaction at the office of The County Title Agency, located at 113 North Fifth Street East, Riverton, Fremont County, Wyoming. The escrow will close on January 4, 1999, unless extended by mutual agreement of buyer and seller.

                                  SECTION THREE

                                      TITLE

         Title to property to be conveyed by seller shall be good, clear of all liens and encumbrances, except: The Willow Brook Ranch company owns a surface grazing right to the property. Nugget Exploration, Inc. will deliver title to the property as Nugget Exploration, Inc. holds it at the time of closing.

         Title as required by this agreement shall be evidenced by a standard form of Policy Insurance issued by the County Title Insurance Company, doing business in Fremont County, where the property is situated. The policy shall be issued as of the date of closing, shall be in the amount of the purchase price, and shall be a joint owner-mortgagee policy insuring Seller and Buyer as their interests may appear.

         Seller shall convey title at the closing of the transaction to ORA Management, LLC, 2706 Ankeny Way, Rock Springs, Sweetwater County, Wyoming.

                                  SECTION FOUR

                                      COSTS

         The following costs shall be borne equally by the parties: closing fee of the title agency

         The following costs [not to exceed $2,500.00] shall be paid by seller: title insurance premium, drafting the Deed and charges of seller's attorney for drawing instruments and advising.

         The following costs shall be paid by purchaser: the cost of procuring financing and charges of purchaser's attorney for drawing instruments and advising.

         Fremont County property tax shall be prorated to the date of closing.

                                  SECTION FIVE

                                    INSURANCE

         Risk of loss or damage to property by fire, storm, burglary, vandalism, or other casualty, between the date of this agreement and the closing, shall be and is assumed by purchaser. No such loss or damage shall void or impair this agreement. If the improvements or personal property, or both, are damaged or destroyed, in whole or in part, by casualty prior to closing, the agreement shall continue in full force and effect, and purchaser shall be subrogated to seller's right of coverage with respect to any insurance carried by seller. If the contract is terminated before the closing date, the Buyer shall not bear any responsibility for any losses.


                                   SECTION SIX

                              TRANSFER OF PROPERTY

         Seller shall maintain the property, including improvements and the personal property described above, in its present condition pending the closing of this transaction, normal and reasonable wear excepted.

         Possession of property shall be transferred to purchaser immediately after the closing of the sale.

                                  SECTION SEVEN

                            TIME OF ESSENCE, CLOSING

         Time is expressly declared to be of the essence of this agreement. The agreement shall be executed and completed, and sale closed, on or before January 4, 1999 or such other date as the parties may in writing agree. Each party shall fully perform all the party's obligations under this agreement at such times as to insure that the closing takes place within the period specified, or any agreed-on extension of that period. Seller shall grant an extension to January 31, 1999 if needed.

                                  SECTION EIGHT

                               REMEDIES OF PARTIES

         If purchaser fails or refuses to comply with the conditions assumed by purchaser, or to perform all of purchaser's obligations under this agreement, seller may at seller's option: (a) hold and retain the initial deposit money and any additional funds paid or deposited by purchaser, as liquidated damages for breach of this agreement, and rescind and terminate the agreement, whereupon all rights and obligations under the agreement shall cease; or (b) enforce this agreement by appropriate action, including an action for specific performance, or for damages for breach, and retain all moneys paid or deposited by purchaser pending the determination of the action. Seller shall give buyer written notice of election with respect to seller's exercise of either of these options.

         If seller fails or refuses to perform seller's obligations under this agreement, including the furnishing of good title and transfer of possession, purchaser may rescind the agreement and recover all deposits paid by purchaser.

         Seller's Damages: Buyer and seller agree that it is not now possible to anticipate the amount of damages that may be incurred by seller should buyer be unwilling or unable to complete this agreement. Both parties agree that it would be impracticable and extremely difficult to fix the actual damages. The property is land on which considerable rezoning, surveying, and other miscellaneous improvements are anticipated to occur in the near or immediate future.

         For this reason the parties to this agreement agree that, as the sole remedy of seller for buyer's breach of this agreement, seller shall be entitled to the sum of Five Thousand Dollars ($5,000.00) as liquidated damages.

         Buyer's Damages: Damages for breach of this agreement: buyer and seller agree that it is not now possible to anticipate the amount of damages. Should seller, be unable to convey title to the property buyer shall be entitled to the return of the deposit of Five Thousand Dollars ($5,000.00).

                                  SECTION NINE

         ASSIGNMENT; MODIFICATION, ENTIRE AGREEMENT OF PARTIES EXPRESSED

         No right or interest of purchaser under this agreement shall be assigned without the prior written consent of seller, which consent shall not be unreasonably withheld.

Buyer's Nominee. Buyer has the one-time right to select one or more nominees to take title to the property, without first obtaining seller's consent. However, after this one selection, neither buyer nor its nominee or nominees may designate any other nominee or nominees for all or any part of the property without first obtaining the written consent of seller.

         Seller has the right to assign this contract to any party without the Buyers consent.

         No modification of this agreement shall be valid or binding unless the modification is in writing, duly dated and signed by both parties.

         This instrument constitutes the entire agreement between the parties. Neither party shall be bound by any terms, conditions, statements, or representations, oral or written, not contained in this agreement. Each party hereby acknowledges that in executing this agreement the party has not been induced, persuaded, or motivated by any promise or representation made by the other party, unless expressly set forth in this agreement. All previous negotiations, statements, and preliminary instruments by the parties or their representatives are merged in this instrument.

                                   SECTION TEN

                                  MISCELANEOUS

         A. The parties agree to execute and deliver such other and further documents, including standard form escrow instructions not inconsistent with the terms and provisions of this agreement, as may be deemed necessary or proper to consummate this agreement. Seller further agrees to execute and deliver to buyer assignments and conveyances of any and all rights, title, and interest in and to the property or any personal property owned by seller located on or in the property.

         B. By acceptance of this offer, seller warrants that seller has not received, nor is seller aware of, any notification from the department of building and safety, the health department, or such other city, county, or state authority having jurisdiction requiring any work to be done on the property. Seller further warrants that in the event any such notice or notices are received by seller prior to the close of escrow and seller is unable to or does not elect to perform the work required in the notice at seller's sole cost and expense on or before the close of escrow, the notices shall be submitted to buyer for buyer's examination and written approval. Should buyer fail to approve the notice and elect not to acquire the property subject to the effect of same, within thirty (30) days from the date seller submits the notice to buyer, then this agreement shall be canceled without liability to either party, and buyer's earnest money deposit will be refunded.

         C. This agreement supersedes any and all agreements between the parties regarding the property that are prior in time to this agreement.

         D. Time is of the essence of this agreement.

         G. This agreement shall not be construed against the party preparing it, but shall be construed as if both parties prepared it.

                                 SECTION ELEVEN

                          SIGNATURE AND EFFECTIVE DATE

         This instrument shall not be effective as an agreement until duly signed by both parties. The date of execution and the effective date of the agreement is the date first above set forth. The date of signature by each party is the date set forth unless otherwise indicated after the party's signature.

         In witness whereof, the parties have executed this instrument, in duplicate, on the day and year first above written.


ORA Management LLC                                   /s/ Mary MacGuire
Buyer                                                Seller

Owner                                                Nugget Exploration, Inc.
Title                                                Title

December 9, 1998                                     November 29, 1998
Date                                                 Date

                                  ATTACHMENT A


         Legal description for the property owned by Nugget Exploration, Fremont County, Wyoming

Property Locattion: 64 Rock Creek Road
T29               R99 S17:Elizabeth  Placer Mining Claim described as the S2SW4;
                  S20:NE4NW4, NW4NE4NW4 S7 :Atlantic City Placer Mining Claim described as the
                        S25W4
                  S18:Rock Creek Placer Mining Claim described as the
                        E2SF4NW4, SW4NE4, N2SE4, N2NE4SE4
                  S27:Jacquermart Placer Mining Claim described as the
                        NW4SW4
                  S28:SE4NE4, N2SE4
                  S20:Matchless Placer Mining Claim described as the
                        S2NE4NE4, SE4NE4, N2NE4SE4
                  S21:S2SW4NW4, NW4SW4, W2NE4SW4
                  S28:Emile and Heloise Placer Mining Claim described as the
                        E2NW4, W2NE4
                  S21:Juncker Placer Mining Claim described as the S2SW4,
                        SW4SE4, S2NW4SE4, E2NE4SW4
                  S7 :Big Deposit Placer Minng Claim described as the SE4;

                            For a total of 1250 acres
               Property Location: Great Basin (Lewiston property)
                            T28 R98 Sections 4 and 5

         Further described as the following Lode mining claims:
                               Dexter-11.28 acres
                             Persimmon-13.043 acres
                             Wild Tiger-13.724 acres
                             Montezuma-13.128 acres
                               Aztec-20.098 acres
                               Beaver-12.845 acres
                             Elizabeth-17.735 acres
                               Essex-20.567 acres
                              Mammoth-14.124 acres
                             North Pole-20.662 acres
                              Anaconda-20.662 acres
                              Buffalo-16.608 acres
                           T29 R98 Sections 33 and 34
                              Arkansas-20.394 acres
                             Iron Duke-20.662 acres
                                Deer-19.620 acres
                            Black Ranger-20.662 acres
                                Moose-4.504 acres
                             Steamboat-20.662 acres
                              Antelope-20.382 acres
                          For a total of 321.285 acres.

         T29 R100 S12 S 13 NENENE, NENWNENE (52.2 acres): NEW YORK & PENNSYLVANIA LODE MINING CLAIMS: DESIGNATED BY THE SURVEYOR GENERAL AS LOT #246 EMBRACING A PORTION OF S6 T29 R99 T29 R100 CONT 39.606 ACRES: THE BLANCH MAY & AGUSTA C LODE MINING CLAIMS DESIGNATED BY THE SURVEYOR GENERAL AS LOT #246 EMBRACING A PORTION OF S6 T29 R99 & S1 T29 R100 CONT 39.945 ACRES; MARS & MARS JR, PENZANCE LODE MINING CLAIMS DESIGNATED BY THE SURVEYOR GENERAL AS SURVEY #240 EMBRACING A PORTION OF SEC'S 15, 16, 21, T29 R100 CONT 40.241 ACRES W J BRYAN LODE MINING CLAIM DESIGNATED BY THE SURVEYOR GENERAL AS LOT #169 EMBRACING A PORTION OF S2 T29 R100 CONT 661 ACRES M/L TOTALING 140.633 ACRES.

APPROXIMATE TOTAL NUMBER OF ACRES IS 1711.918


/s/ MCM                                     /s/ MCM                    12/18/98
SELLERS INITIALS                            SELLERS INITIALS           DATE

/s/ ZIP                                     /s/ ZIP                    12-9-98
BUYERS INITIALS                             BUYERS INITIALS            DATE